UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
July 23, 2015

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) Compensatory Arrangements of Certain Officers
On July 23, 2015, the Personnel, Compensation & Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of HF Financial Corp. (the “Company”) approved executive incentive compensation arrangements for its named executive officers and certain other officers for the fiscal year ending June 30, 2016 (“Fiscal 2016”).
Short-Term Incentive Plan
For Fiscal 2016, the Committee approved the grant of short-term incentive awards tied to the performance of the Company and its operating subsidiary, Home Federal Bank (the “Bank”) under the Amended and Restated Short-Term Incentive Plan (the “Short-Term Plan”). Awards under the Short-Term Plan will be based on a combination of measures of performance, weighted as noted below. Each of the Company’s named executive officers are eligible for incentive awards under the Short-Term Plan. The awards will be based 25% upon the achievement of individual goals and 75% upon the achievement of certain corporate metrics as follows: (i) net income of the Bank (weighted 70%); (ii) net charge-offs (weighted 10%); (iii) non-performing assets (weighted 10%); and (iv) deposit growth (weighted 10%).
Under the incentive award levels approved by the Committee, the Company’s named executive officers can earn aggregated short-term incentive payouts up to 60% of current base salary for the Chief Executive Officer, up to 45% for the Chief Financial Officer, and up to 33.75% for the other named executive officers. All Fiscal 2016 incentive awards under the Short-Term Plan would be paid in cash following acceptance of the Company’s audited financial statements for Fiscal 2016 by the Audit Committee.
Long-Term Incentive Plan
For Fiscal 2016, the Committee approved the grant of long-term incentive awards under the Eighth Amended and Restated Long-Term Plan (the “Long-Term Plan”). The Long-Term Plan is designed to reward key managers for the attainment of longer-term goals of the Bank. In Fiscal 2016, Long-Term Plan awards will be made in cash-settled phantom stock. The awards will be based 50% upon the achievement of individual goals and 50% upon the achievement by the Company of certain target levels of return of equity (“ROE”) relative to its peer group over the three-year period following the date of grant. The phantom stock awards will vest at 50% for attainment of ROE at the 35th percentile of the Bank’s peer group, vest 100% at the 55th percentile and vest 150% at the 75th percentile. The payment of the individual performance component requires the participant to remain in continuous employment by the Company through the measurement period. No award will vest unless the Bank’s ROE is greater than 3.0%. Payments under the award, if any, will be made in September 2018 in respect of the Company’s performance for the three-year period ending June 30, 2018. In addition, all awards under the Long-Term Plan would vest upon a change in control, as defined therein. The Company will enter into a phantom stock award agreement with each of the named executive officers under the Long-Term Plan.
Under the incentive award levels approved by the Committee, the Company’s named executive officers can earn long-term incentive payouts up to 60% of current base salary for the Chief Executive Officer,

up to 45% for the Chief Financial Officer, and up to 33.75% for the other named executive officers, with target payouts set at 40%, 30%, and 22.5% of base salary, respectively.
The Committee believes this structure will tie executive incentive compensation directly to the achievement of corporate goals over the long term and to the interests of the Company’s stockholders.
Both the Short-Term Plan and the Long-Term Plan include a “clawback” feature under which, if the Committee determines, in its sole discretion, that a participant received a payment based on materially inaccurate financial statements, reviews, gains, or any other materially inaccurate criteria used in determining the incentive calculation, then the Committee will determine the overpayment amount and demand repayment from the plan participant. In addition, both plans provide that any change in the approved metrics caused by a single, non-recurring event that results in a 10% change in such metric will be reviewed by the Committee and may be excluded from the calculation at the Committee’s discretion, and the Committee may also further adjust the approved metrics as the result of significant or material events in its discretion.
The foregoing descriptions of the Short-Term Plan and the Long-Term Plan including the Form of Phantom Stock Award Agreement are qualified in their entirety by reference to such plans, which are incorporated herein by reference.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits:

10.1
Home Federal Bank Amended and Restated Short-Term Incentive Plan (as amended and restated effective July 1, 2013) (incorporated herein by reference to Exhibit 10.1 from the Company’s current report on Form 8-K dated September 25, 2013 and filed with the SEC on September 30, 2013, file no. 033-44383).

10.2
Home Federal Bank Eighth Amended and Restated Long-Term Incentive Plan (including Form of Phantom Stock Award Agreement) (incorporated herein by reference to Exhibit 10.2 from the Company’s current report on Form 8-K dated September 25, 2013 and filed with the SEC on September 30, 2013, file no. 033-44383).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp. (Registrant)
Date: July 29, 2015	By: /s/ Stephen M. Bianchi Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)
Date: July 29, 2015	By: /s/ Brent R. Olthoff Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)